UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 28, 2010

Grubb & Ellis Healthcare REIT II, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	333-158111 (1933 Act)	26-4008719
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Ave., Suite 300, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(714) 667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The information reported in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Effective December 28, 2010, or the closing date, we, through G&E HC REIT II Lawton MOB Portfolio, LLC, our wholly owned subsidiary, entered into a loan agreement with U.S. Bank National Association, or U.S. Bank, to obtain a loan in the principal amount of $7,300,000, or the U.S. Bank Loan, in connection with our acquisition of Lawton Medical Office Building Portfolio, located in Lawton, Oklahoma, or the Lawton property, as discussed below. The U.S. Bank Loan is evidenced by a promissory note in the principal amount of $7,300,000, a loan agreement, a repayment guaranty agreement and an environmental indemnity agreement and is secured by a mortgage with assignment of leases and rents, security agreement and fixture filing, or the U.S. Bank Loan Agreement.

The material terms of the U.S. Bank Loan Agreement provide for: (i) an interest rate equal to 2.85% per annum plus the one-month LIBOR, unless such rate exceeds the maximum interest rate permitted under the applicable law or the one-month LIBOR rate is unascertainable, then U.S. Bank shall base the interest rate upon an alternate index selected by U.S. Bank and subject to a minimum interest rate floor of 4.00% per annum; (ii) a default interest rate equal to the interest rate then in effect plus 5.00% per annum, however, such default interest rate shall not exceed the maximum interest rate permitted under the applicable law; (iii) a maturity date of January 1, 2016, or the maturity date; (iv) a late charge fee equal to 5.0% of each monthly payment which is not paid within 10 days of when such payment is due under the U.S. Bank Loan Agreement; (v) monthly principal payments plus accrued interest commencing on February 1, 2011; (vi) a loan repayment guarantee equal to $1,825,000 so long as the current tenant occupies the Lawton property and the ground lease of the Lawton property has not been terminated; however, if the previous conditions no longer exist then the loan guarantee increases to additional guaranteed amounts as defined in the guaranty agreement subject to a maximum of $7,300,000; and (vii) a lockout period for a period of 12 months from the closing date, of the U.S. Bank Loan, whereby we cannot prepay the U.S. Bank Loan unless otherwise accelerated pursuant to the U.S. Bank Loan Agreement in which case we shall pay a prepayment premium of 3.0% of the amount of the loan prepaid. If after such lockout period, we prepay the U.S. Bank Loan in whole or in part following the date that is 12 months following the closing date but prior to the date that is 24 months following the closing date, we shall pay U.S. Bank a prepayment penalty equal to 1.0% of the loan prepaid or if we prepay the U.S. Bank Loan in whole or in part following the date that is 24 months following the closing date but prior to the date that is 36 months following the closing date, we shall pay U.S. Bank a prepayment penalty equal to 0.5% of the loan prepaid. After 36 months following the closing date there is no prepayment fee.

The U.S. Bank Loan Agreement contains various affirmative and negative covenants that are customary for loan agreements and transactions of this type, including limitations on the incurrence of debt by the Lawton property. The U.S. Bank Loan Agreement also imposes the following financial covenants, as specifically defined therein, on us and the Lawton property, as applicable, including: (a) a maximum fixed coverage ratio of 1.75 to 1.00 for the period ending December 31, 2011 and 2.00 to 1.00 from the period ending December 31, 2011 until the maturity date; (b) a minimum tangible net worth covenant of not less than $75,000,000 plus 75.0% of the aggregate amount of all net funds received by us from our offering for the period commencing on September 30, 2010 through the maturity date; (c) maintenance of aggregate liquid assets of at least: (i) $5,000,000 through December 31, 2010; (ii) $10,000,000 for the period from January 1, 2011 to December 31, 2011; and (iii) $15,000,000 for the period from January 1, 2012 to the maturity date; (d) a debt coverage ratio of not less than 1.30 to 1.00 commencing on December 31, 2010 through the maturity date; (e) a loan to value ratio not to exceed 75%; and (f) a maximum ratio of funded debt to total assets of 50.0%. In the event of a default under the U.S. Bank Loan Agreement, U.S. Bank has the right to terminate its obligations under the U.S. Bank Loan Agreement, accelerate the payment on any unpaid principal balance of the U.S. Bank Loan including interest thereon and foreclose on the Lawton property.

U.S. Bank Interest Rate Swap

We, through G&E HC REIT II Lawton MOB Portfolio, LLC, entered into an interest rate swap agreement, effective December 28, 2010, or the ISDA Agreement, with U.S. Bank, in connection with the U.S. Bank Loan. As noted above, pursuant to the terms of the U.S. Bank Loan Agreement, the interest rate is equal to 2.85% per annum plus the one-month LIBOR, unless such rate exceeds the maximum interest rate permitted under the applicable law or the one-month LIBOR rate is unascertainable, then U.S. Bank shall base the interest rate upon an alternate index selected by U.S. Bank and subject to a minimum interest rate floor of 4.00% per annum. As a result of the ISDA Agreement, the U.S. Bank Loan bears interest at an effective fixed rate of 4.41% per annum from January 1, 2011 through January 1, 2014.

The material terms of the promissory note, loan agreement, environmental indemnity agreement, repayment guaranty agreement, mortgage with assignment of leases and rents, security agreement and fixture filing, and interest rate swap agreement are qualified in their entirety by the agreements attached as Exhibits 10.1 through 10.6, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 4, 2011, we issued a press release announcing the acquisitions of Ennis Medical Office Building located in Ennis, Texas, or the Ennis property, and the Lawton property. A copy of the press release, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 8.01 Other Events.

Acquisition of Lawton Medical Office Building Portfolio

On December 22, 2010, we, through G&E HC REIT II Lawton MOB Portfolio, LLC, our wholly owned subsidiary, purchased the Lawton property, from Southwestern MOB I, LLC, an unaffiliated third party, for a purchase price of $11,550,000, plus closing costs.

We financed the purchase of the Lawton property using $9,800,000 in borrowings under a revolving line of credit with Bank of America, N.A., or our line of credit, and the remaining balance using cash proceeds from our offering. We subsequently entered into a loan agreement with U.S. Bank, to obtain a loan in the principal amount of $7,300,000 in connection with our purchase of the Lawton property, as discussed above. In connection with the acquisition, we paid an acquisition fee of approximately $318,000, or 2.75% of the purchase price, to Grubb & Ellis Equity Advisors, LLC, or Grubb & Ellis Equity Advisors, the managing member of our advisor.

Acquisition of Ennis Medical Office Building

Also, on December 22, 2010, we, through G&E HC REIT II Ennis MOB, LLC, our wholly owned subsidiary, purchased the Ennis property, from New Bardwell Partners, LP, an unaffiliated third party, for a purchase price of $7,100,000, plus closing costs.

We financed the purchase of the Ennis property using $7,350,000 in borrowings under our line of credit. In connection with the acquisition, we paid an acquisition fee of $195,000, or 2.75% of the purchase price, to Grubb & Ellis Equity Advisors.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Secured Promissory Note by G&E HC REIT II Lawton MOB Portfolio, LLC in favor of U.S. Bank National Association, dated December 23, 2010 and effective as of December 28, 2010

10.2 Loan Agreement by and between G&E HC REIT II Lawton MOB Portfolio, LLC and U.S. Bank National Association, dated December 23, 2010 and effective as of December 28, 2010

10.3 Unsecured Environmental Indemnity Agreement by and between G&E HC REIT II Lawton MOB Portfolio, LLC, Grubb & Ellis Healthcare REIT II, Inc. and U.S. Bank National Association, dated December 23, 2010 and effective as of December 28, 2010

10.4 Repayment Guaranty Agreement by and between Grubb & Ellis Healthcare REIT II, Inc. and U.S. Bank National Association, dated December 23, 2010 and effective as of December 28, 2010

10.5 Mortgage with Assignment of Leases and Rents, Security Agreement and Fixture Filing in favor of in favor of U.S. Bank National Association, dated December 23, 2010 and effective as of December 28, 2010

10.6 International Swap Dealers Association, Inc. Master Agreement by and between by G&E HC REIT II Lawton MOB Portfolio, LLC and U.S. Bank National Association, dated December 17, 2010 and effective as of December 28, 2010

99.1 Grubb & Ellis Healthcare REIT II, Inc. Press Release, dated January 4, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grubb & Ellis Healthcare REIT II, Inc.

January 4, 2011	By:	/s/ Jeffrey T. Hanson

Name: Jeffrey T. Hanson
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Secured Promissory Note by G&E HC REIT II Lawton MOB Portfolio, LLC in favor of U.S. Bank National Association, dated December 23, 2010 and effective as of December 28, 2010
10.2	Loan Agreement by and between G&E HC REIT II Lawton MOB Portfolio, LLC and U.S. Bank National Association, dated December 23, 2010 and effective as of December 28, 2010
10.3	Unsecured Environmental Indemnity Agreement by and between G&E HC REIT II Lawton MOB Portfolio, LLC, Grubb & Ellis Healthcare REIT II, Inc. and U.S. Bank National Association, dated December 23, 2010 and effective as of December 28, 2010
10.4	Repayment Guaranty Agreement by and between Grubb & Ellis Healthcare REIT II, Inc. and U.S. Bank National Association, dated December 23, 2010 and effective as of December 28, 2010
10.5	Mortgage with Assignment of Leases and Rents, Security Agreement and Fixture Filing in favor of in favor of U.S. Bank National Association, dated December 23, 2010 and effective as of December 28, 2010
10.6	International Swap Dealers Association, Inc. Master Agreement by and between by G&E HC REIT II Lawton MOB Portfolio, LLC and U.S. Bank National Association, dated December 17, 2010 and effective as of December 28, 2010
99.1	Grubb & Ellis Healthcare REIT II, Inc. Press Release, dated January 4, 2011